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                                  EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Annual Report of Paradigm Medical Industries, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Luis A. Mostacero, Vice President Finance, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

      (a) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (b) the information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.




                                        /s/ Luis A. Mostacero
                                        ------------------------------------
Date: May 15, 2008                      Luis A. Mostacero
                                        Vice President of Finance, Treasurer
                                        and Chief Financial Officer




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